SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 21. 1996

                        MERCHANTS NEW YORK BANCORP, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     0-22058                     13-3650812
(State of Incorporation)     (Commission File Number)          (IRS Employer
                                                             Identification No.)

                               275 Madison Avenue
                               New York, New York                 10016
                    (Address of principal executive offices)    (Zip Code)

                                 (212) 973-6600
                         (Registrant's telephone number)

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Item 5.  Other Events.

     Merchants New York Bancorp, Inc. (the "Company") announced on August 21, 1996 that its Board of Directors had approved an increase in the quarterly dividend and a common stock repurchase program.

     The Company's dividend payable on its common stock will rise by almost 17%, from $0.30 per share to $0.35 per share on a quarterly basis -- from $1.20 per share to $1.40 per share annually -- and will be payable September 25 to shareholders of record as of September 12.

     The Company intends to repurchase up to 5% of its outstanding common stock on the open market from time to time. There are currently approximately 5 million shares of common stock outstanding.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 4, 1996                MERCHANTS NEW YORK BANCORP, INC.

                                        By: /s/ James G. Lawrence
                                           -----------------------------
                                           James G. Lawrence
                                           President

                                        By: /s/ Nancy J. Ostermann
                                           -----------------------------
                                           Nancy J. Ostermann
                                           Vice President and Comptroller
                                           (Principal Accounting Officer)